UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) May 19, 2005

K&F INDUSTRIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124870	20-1844325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Third Avenue, New York, NY		10016
(Address of principal executive offices)		(Zip code)

(212) 297-0900

(Registrant’s telephone number, including area code)

K&F Parent, Inc.

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On May 20, 2005 K&F Industries Holdings, Inc. (“K&F” or the “Company”) announced the redemption of all of its remaining outstanding 15 percent senior redeemable preferred stock for an aggregate redemption price of $40.2 million.  The redemption was funded with a portion of the proceeds from recently completed offerings of common and junior redeemable preferred stock.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On April 27, May 16, and May 19, 2005, K&F completed three offerings, each of common stock par value $0.01 per share (“Common Stock”), and Junior/Series A Redeemable Exchangeable Preferred Stock, par value $0.01 per share (“Junior Preferred Stock”).  The offerings included 170.8, 12.4 and 38.2 shares of Junior Preferred Stock, respectively, and 1,394, 99 and 312 shares of Common Stock, respectively.  The offering prices for all three of these offerings were $10,000 per share of Junior Preferred Stock and $1,000 per share of Common Stock.  The April 27, May 16, and May 19 offerings raised proceeds of $1,708,000, $124,000 and $382,000, respectively, for the Junior Preferred Stock, and proceeds of $1,394,000, $99,000 and $312,000, respectively, for the Common Stock.  The equity securities were offered and sold by K&F to a limited partnership comprised of certain accredited and non-accredited co-investors in a transaction not involving a public offering in reliance on Section 4(2) of the Securities Act.  The limited partnership represented its intention to acquire the equity securities for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the share certificates issued in this transaction.  These sales and issuances were made without any general solicitation or advertising and the limited partnership and each of its limited partners are sophisticated investors.  Each of the limited partnership and its limited partners had adequate access, through their relationships with K&F, to adequate information about K&F.

On May 6, 2005, K&F completed an offering of 2,250.8 shares of Junior Preferred Stock at $10,000 per share and 18,377 shares of common stock at $1,000 per share.  This offering raised approximately $18.4 million with respect to the Common Stock and $22.5 million with respect to the Junior Preferred Stock.  The equity securities were offered to a limited number of accredited investors in reliance on Regulation D under the Securities Act and were not registered thereunder.

On May 16, 2005 and May 19, 2005 K&F completed offerings of 305.4 and 2,367.50 shares of Junior Preferred Stock, respectively, and 2,492 and 19,325 shares of Common Stock, respectively.  The offering prices for these offerings were $10,000 per share of Junior Preferred Stock and $1,000 per share of Common Stock.  These offerings raised proceeds of $3,054,000 and $23,675,000, respectively, for the Junior Preferred Stock, and proceeds of $2,492,000 and $19,325,000, respectively, for the Common Stock.  The equity securities were offered to a limited number of accredited investors in reliance on Regulation D under the Securities Act and were not registered thereunder.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 19, 2005, Richard K. Roeder resigned his position as a Director of the Company.

On May 19, 2005, each of Kenneth M. Schwartz, Lawrence A. Bossidy, Dale F. Frey, and Thomas A. Johnson were appointed to the Board of Directors of the Company by the remaining members of the Board.  Mr. Schwartz is a member of the Nominating and Corporate Governance Committee.  Mr. Bossidy is a member of the Compensation Committee and the Nominating and Corporate Governance Committee.  Messrs. Frey and Johnson are  members of the Audit Committee.

Certain Relationships and Related Transactions with Directors:

In November 2004, Mr. Kenneth Schwartz and certain members of his family and affiliated entities acquired a portion of the 7 3/4% senior subordinated notes due 2014, issued by K&F Industries, Inc., the Company’s wholly-owned indirect subsidiary from the initial purchasers of such notes.

Messrs. Bossidy and Frey are members of the Investment Advisory Committee of Aurora Capital Group.  The Company is party to a management services agreement with Aurora Management Partners LLC, an affiliate of Aurora Capital Group, for management and financial advisory services provided to the Company and its subsidiaries. Pursuant to this agreement, subject to certain conditions, an annual management fee of $1.0 million is payable to Aurora Management Partners and the Company is required to reimburse Aurora Management Partners’ out-of-pocket expenses. If the Company were to consummate any significant acquisition or disposition, Aurora Management Partners would be entitled to receive a fee from the Company for investment banking services in connection with the transaction.  The fee is equal to up to 2% of the transaction consideration (including debt assumed and current assets retained). Aurora Management Partners also received a one-time transaction fee of $11.4 million and reimbursement of $1.4 million of expenses at the consummation of the acquisition of K&F Industries, Inc., the Company’s wholly-owned indirect subsidiary, in November 2004 (the “Acquisition”).

In connection with its proposed initial public offering of common stock, the Company intends to amend and restate the management services agreement, terminating the annual management fee and other provisions relating to the payment of fees for investment banking services. Concurrent with the consummation of this offering, the Company will pay Aurora Management Partners a termination fee of $5.0 million in connection with these changes. The amended and restated management services agreement will provide Aurora Management Partners with a right of first refusal to provide the Company with management and financial advisory services in exchange for mutually agreeable compensation. This right of first refusal will terminate when Aurora Management Partners or its affiliates directly or indirectly hold less than 5% of the Company’s outstanding common stock.

The Company has agreed to indemnify Aurora Management Partners and its partners, members, officers, employees, agents and affiliates and the stockholders, partners, members, affiliates, directors, officers and employees of any of the foregoing for losses relating to the services contemplated under the amended and restated management services agreement. In addition, the Company has agreed to continue to reimburse Aurora Management Partners for its out-of-pocket expenses relating to the services contemplated under the amended and restated management services agreement. No transaction fee will be due to Aurora Management Partners in connection with the Company’s initial public offering of common stock.

The Company agreed that after the consummation of the Acquisition, it would indemnify all current and former directors, officers, employees and agents of K&F Industries and its subsidiaries and will, subject to certain limitations, maintain for six years a directors’ and officers’ insurance and indemnification policy containing terms and conditions that are no less advantageous than the policy in effect as of the date of the Acquisition.  Mr. Schwartz was an officer of K&F Industries prior to the Acquisition.

The Company will enter into indemnification agreements with each of its directors that requires it to indemnify such directors against liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Mr. Schwartz participated in the April 27, 2005 offering described above in Item 3.02.

Item 8.01.    Other Events

On May 23, 2005 K&F Industries Holdings, Inc., announced the filing of a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”) for a proposed initial public offering of its common stock.  A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 20, 2005

99.2	Press Release dated May 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K&F Industries Holdings, Inc.

Date: May 24, 2005	By:	/s/ Dirkson R. Charles
Dirkson R. Charles
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 20, 2005

99.2	Press Release dated May 23, 2005